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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Spalding Holdings Corporation

We consent to the incorporation by reference in Spalding Holdings Corporation's Registration Statement No. 333-20463 on Form S-8 of our reports dated March 19, 1999, appearing in this Transition Report on Form 10-K of Spalding Holdings Corporation for the period October 1, 1998 through December 31, 1998.


DELOITTE & TOUCHE LLP

Hartford, Connecticut
March 26, 1999